Exhibit 99.1

Recent Study Cites 374% More File Sharing Activity on ISPs Not Participating in Rightscorp’s Digital Loss Prevention Service

Study Shows Additional Value to Rights Holders of Company’s Copyright Monetization Service

SANTA MONICA, Calif., March 10, 2014 (GLOBE NEWSWIRE) -- Rightscorp (RIHT) a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced the results of a recent study which showed that Internet Service Providers (ISPs) not utilizing Rightscorp’s monetization service experienced 374% more copyright infringing file sharing on their networks versus those that participate with Rightscorp.

A 374% increase for ISPs not using Rightscorp’s service shows the value that Rightscorp provides. This recent study demonstrates that Rightscorp’s monitoring services directly lead to the reduction of illegal content that is distributed through ISPs’ bandwidth traffic. This equates to lower traffic/bandwidth expense for ISPs and lower maintenance costs with a reduction in illegal file sharing, benefitting participating ISPs as well as their subscriber base.

According to Online Piracy Statistics -- Infographic, 22% of all Internet traffic violate copyrights, and the monitoring of such activities would be a significant cost savings for ISPs. Through Rightscorp’s proprietary service for identifying and notifying ISPs on repeat copyright infringers, ISPs will receive a notice with all the information of the copyright infringer, which is then forwarded to the infringer.

Additionally, Rightscorp helps ISPs maintain compliance with the Digital Millennium Copyright ACT (DMCA). Under the DMCA, ISPs are required to make a reasonable effort to curtail illegal activity on their networks. ISPs are given “Safe Harbor” Protection as long as once the ISPs are notified of a copyright infringement, they forward the notice to their customer, and otherwise they can be held liable. From a cost and operations perspective, a legal perspective, and a better working relationship with content providers perspective, ISPs utilizing Rightscorp’s monetization service is a smart decision.

“This is just the latest objective evidence on the effectiveness of Rightscorp’s monetization service,” said Christopher Sabec, CEO of Rightscorp. “As we continue adding to our copyright inventory and collecting on IP infringements, we think other ISPs will be compelled to cooperate with our Company. More and more, ISPs are beginning to recognize the high potential cost of not cooperating in the prevention of IP theft, which could leave them liable for damages of $150,000 per infringement notice and potentially force their closure.”

Rightscorp COO and CTO Robert Steele stated, “Currently, 50 of the 1,800 ISPs in the U.S. participate in Rightscorp’s services. This represents roughly 10% of US households, leaving room for growth and improvement. We have approval to represent over 1,000,000 copyrights and are loading thousands into our system every month. We have closed over 60,000 cases of infringement for our customers and collections from unauthorized file sharing are growing rapidly and we believe the growth rate in cooperating ISPs will continue to accelerate with our closed cases and represented copyrights.”

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About Rightscorp, Inc.

Rightscorp (RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 24% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorpinc.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

Contact:

For further investor and media information contact:
Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784

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